Exhibit 99.1

Cell Source Breakthrough Immunotherapy Technologies C orporate Overview CLCS (OTCQB)

With the exception of historical information, the matters discussed in this presentation are forward - looking statements that involve a number of risks and uncertainties . The actual future results of Cell Source could differ significantly from those statements . Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general economic climate . In some cases, you can identify forward - looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology . These statements are only predictions . Although we believe that the expectations reflected in the forward - looking statements are reasonable, such statements should not be regarded as a representation by Cell Source, or any other person, that such forward - looking statements will be achieved . We undertake no duty to update any of the forward - looking statements, whether as a result of new information, future events or otherwise . In light of the foregoing, readers are cautioned not to place undue reliance on such forward - looking statements . This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity . Ticker: CLCS Safe Harbor Statement

Ticker: CLCS Cell Source is an immunotherapy and regenerative cell therapy company. Cell Source’s primary breakthrough technologies* improve the regulation of immune tolerance, in order to: • Facilitate safer and more accessible (thus more successful) bone marrow and major organ transplantation • Effectively treat blood cancers and congenital diseases (e.g. Sickle Cell Anemia) • Potentially both repair and replace organs Company Overview * Technology licensed from Weizmann Institute of Science, Israel

• Organ and bone marrow transplantation ( BMT ) - 100,000 Americans, 1.5 million Chinese on waiting lists - Intensive immune suppression treatments (radiation and chemotherapy) lead to up to 50% transplant related mortality rates in allogeneic* BMT - Organ transplant recipients take anti - rejection medication daily for life and suffer impaired quality of life and reduced life expectancy • Blood cell cancers insufficiently addressed by conventional treatments - Over 1 million Americans today have leukemia and lymphoma - Over 100,000 new cases and 50,000 deaths annually in the US alone • Organ diseases and lack of availability claim millions of lives - Over 200,000 Americans die from lung disease annually - Only 24,000 organ transplants are performed annually in the

U.S. Note: Alternative treatments have had only limited success to date • Bone marrow transplant from unrelated donors - high mortality (see above) • Current cell therapy treatments face toxicity and rejection issues Ticker: CLCS Opportunity * Transplant from a donor vs. patient’s own cells

• The immune system dispatches T - cell clones that exclusively attack a specific “threat” • Cell Source’s Veto cells disable the attack of the immune system on the bone marrow transplantation (BMT) only , without other side effects • The Veto cells act as “decoys” that attract, then kill, the T - cell clones directed at the transplant. Importantly, the Veto cells remain “on guard” in the body for prolonged periods of time to further limit rejection • Thus, the transplantation is accepted by the body without compromising the rest of the immune system Ticker: CLCS Cell Source Solution – Veto Cells

Pre-Clinical Results: Safer BMT

Live video shows TCM* counterattacking rejecting T-cell clones

TCM cell

Attacking cell


10
T=00:05:59.137

* T Central Memory are specially treated human cells

- Results published in peer-reviewed scientific journal *Blood* in 02, 2013
- Mice received mismatched BMT with reduced levels of immune suppression treated with Cell Source Veto cells
- Mice in control group rejected the bone marrow (failed transplant)
- Veto cell treated mice accepted the graft (transplant succeeded)

CellSOURCE

Ticker: CLCS

• Veto cells proactively attack and kill lymphoma (blood cancer) cells in mice: • Veto cells in mice traveled throughout the body, identifying and attacking only the malignant lymphoma cells • Veto cells live on to kill more lymphoma cells, and the body remains cancer - free for prolonged periods of time • Next step is to evaluate their effectiveness in killing of human B cell malignant cells taken directly from patients Veto Cells Eradicate Lymphoma in Mice Ticker: CLCS

Cancer cell TCM cell Live video shows TCM cell tracking, attacking and killing a lymphoma cell Ticker: CLCS • Results published in peer - reviewed scientific journal Blood in 02, 2013 • Mice with lymphoma treated with Cell Source Veto cells • All mice in the untreated group died • Veto cell treated mice lived and showed no lymphoma Results: Killing Lymphoma in Mice

Megadose + Drug Combination

- Professor Yair Reisner, former Chairman of the Department of Immunology of Israel's Weizmann Institute of Science ***pioneered "mismatched"*** BMT (partial vs. full donor/recipient match) with his patented "Megadose" cell therapy treatment
- Cell Source's "drug combination" treatment* facilitates matched and mismatched BMT under ***mild immune suppression*** by combining Megadose cell therapy with a well known drug
- This procedure, employing a ***proprietary*** combination of ***currently accepted*** clinical agents is expected to ***dramatically increase*** BMT success and ***survival rates***
- Phase I/II human clinical trials to begin Q3, 2015 at a leading European BMT center

* Licensed exclusively from the Weizmann Institute

Ticker: CLCS

CellSOURCE

• Revolutionary, new means of growing or repairing major human organs using proprietary technology. • Porcine (pig) embryonic tissue or cells can be harvested specifically targeting individual organs (e.g., pancreas, lung). Pig embryo “pre pancreas” that is harvested and transplanted into the host’s body Ticker: CLCS Organ Regeneration Platform

1 millimeter “pre - pancreas” harvested from pig embryo… … grows into 10 millimeter functional pancreas beside mouse’s diabetic pancreas * Producing insulin that effectively reversed Type 1 diabetes ; similar results achieved in monkeys as well Grew Functioning Pancreas* In Mice Ticker: CLCS

Overview of Cell Source Technologies

Platform	Method of action	Target indications / applications
Veto Cells	• Special blood cells facilitate transplants – attract then counterattack and kill immune rejecting T-cells • Directly attacking and killing tumor (blood cancer) cells	• Matched and mismatched organ and bone marrow transplants (BMT) • Blood cancers (Lymphoma, Leukemia) • Diseases like Sickle Cell Anemia (and many others) that can most effectively be treated by bone marrow transplant
Megadose Drug Combination	• Stem cells overcome rejection by "outnumbering" immune rejecting cells • Drugs reduce need for immune suppression	• Facilitation of safer matched and mismatched BMT and organ transplantations • As with Veto Cells, safe and accessible BMT could open the door to treating many varied diseases
Organ Regeneration	• Grow functional organs inside the body from embryonic tissue • Regenerate (exchange healthy cells for diseased ones) and thus "repair" organs by using embryonic cells	• Type 1 (juvenile) diabetes • Multiple non-malignant congenital lung disorders (e.g., possibly cystic fibrosis, emphysema, asthma, etc.) • Possibly many more non-malignant congenital diseases in other organs (e.g., kidney, liver, heart)

Ticker: CLCS

CellSOURCE

Intellectual Property

Substantial IP Portfolio, licensed from the Weizmann Institute, includes 17 patent families* comprising of 90 individual patent applications of which 12 patents have been granted

Invention	Patents granted/allowed	Patents pending approval
Anti-rejection Veto Cell	• 2 patent families • 5 patents	• 2 patent families • 20 patent applications
Anti-lymphoma/leukemia Veto Cell	• Original Veto Cell patent acts as priority	• 1 patent family • 11 patent applications
Organ replacement	• 4 patent families • 7 patents	• 5 patent families • 6 patent applications
Organ repair	• Organ replacement patent acts as priority	• 1 patent family • 11 patent applications
Megadose Drug Combination	Original Megadose patent about to expire	• 2 patent families • 30 patent applications

* Patent families are groups of patents for the same version of the same invention, but for multiple countries

Ticker: CLCS

CellSOURCE

Timelines* Going Forward


2015
2016
2017
Q2
H2
H1
H2
H1
H2
Megadose Drug Combo.
Anti-rejection Veto Cell
Anti-lymphoma Veto Cell
Organ repair platform
Preclinical
Awaiting approval
Spontaneous study
Sponsored study
Preliminary data

Key next steps:

1. Initial Megadose Drug Combo. human data
2. Submission of Veto cell protocols for approval
3. Proof of concept for Organ repair platform

* Estimated timing, actual result may vary

Ticker: CLCS

CellSOURCE

Sector Valuations

Comparable Company	Ticker	Market Cap	Phase & Indication
CURRENT VALUATIONS			
Kite Pharma	KITE	***$2.3 Billion***	Immunotherapy Phase I/IIa for lymphoma treatment, partnered with Amgen for CAR-T development
Bluebird Bio	BLUE	***$4.5 Billion***	Immunotherapy for beta-thalassemia/sickle cell Phase I/II, Celgene CAR-T partnership
Juno Therapeutics	JUNO	***$4 Billion***	CAR-T for lymphoma and leukemia; TCR-T for solid tumor cancers Phase I/II human clinical trials
ACQUISITIONS			
Pharmacyclics	PCYC	Abbvie announced acquisition in 2015 for ***$21 Billion***	2 approved drugs for lymphoma and leukemia, Janssen partnership for lymphoma immunotherapy
Micromet	Private	Amgen acquired in 2012 for ***$1.2 Billion***	***BiTE*** immunotherapy received FDA's Breakthrough Therapy and Priority Review designations after Phase II for leukemia

- Typical synthetic drug approval cycle is 6 to 8 years from commencing Phase I
- ***Lifesaving treatments*** with combined ***Phase I/II*** have potential to reach market within ***3-5 years***

Ticker: CLCS

CellSOURCE

• In the best case, Cell Source technology could outmode both CAR - T and BiTE for the most common forms for Lymphoma and Leukemia • Otherwise, Cell Source technology could likely become a key enabler for CAR - T in overcoming rejection and possibly even neurotoxicity Technology Companies * Challenges** Potential Cell Source technology advantage CAR - T Kite Novartis Bluebird Juno • Neurotoxicity • Rejection • GvHD • Mostly remission vs. eradication • No neurotoxicity • No rejection or GvHD • Possible eradication of disease • Facilitation of off - the - shelf product BiTE Amgen Requires lifelong continuous injection of antibodies • No need for continuous injection • Possibly higher efficacy * Developing technology – CAR - T development mainly through partnerships : Kite + A mgen ; Novartis + U. Penn ; Bluebird + Celgene; Juno with several leading cancer hospitals (e.g., Hutchinson, Sloan Kettering) ** Based on publicly available information and current analysis Competitive Positioning

• Israel’s leading academic research institution - Over 1000 professors and scientists, all students MSc and PhD only - Most US patents (top university, top 5 overall along with IBM, Intel and Teva ) • Among top institutions in the world - “Best Place in Academia” ranked No.1 among international academic Institutions - License income in line with top US Top 10 (e.g., NYU, MIT, Columbia, Princeton, Sloan Kettering, University of California System, Mass. General) • Ideal partner for Cell Source - 57% of research in biotechnology - Israel’s national center for personalized medicine - Proactive approach to commercializing basic science • Proven technology transfer success by Yeda* Research & Development Ltd. - Over 50 new companies were established around Yeda’s technologie

s - Largest patent portfolio in Israel (1,700 inventions, 550 “live” patents) - Annual sales of “Weizmann - Inside” invented products over $17 billion Weizmann Institute of Science Ticker: CLCS * The commercial arm of the Weizmann Institute

• Yoram Drucker, Chairman an Israeli entrepreneur and executive at two successful cell therapy technology firms. He cofounded two NASDAQ listed cell stem therapy companies Brainstorm (currently valued at ~$60M) and Pluristem (~$200M) • Dr. Dennis M. Brown, Director Former Chairman of Mountain View and currently Chief Scientific Officer of DelMar Pharmaceuticals , inventor (>30 issued U.S. patents), executive and director in firms ranging from ChemGenex to Matrix. Former Assistant Professor at Harvard University Medical School and Research Associate at Stanford University Medical School. He holds a Ph.D. in Radiation and Cancer Biology from NYU • Itamar Shimrat , CEO was EVP at a leading Israeli bank, with extensive international business experience chiefly at consu lting firms including McKinsey, ranging from successful global strategy programs for Citibank, Barclays and American Express to major profitability hikes at El Al Israel Airlines and Federated Department Stores • Professor Yair Reisner , Scientific Consultant Former Head of Immunology Department of the Weizmann Institute of Science. His contributions included developing a cure for “boy in the plastic bubble” children and a “ megadose ” cell therapy treatment that improved the quality of transplants in leukemia patients • Hermann Einsele , SAB Candidate* Professor of Internal Medicine and Director of the Medical Clinic at University of Würzburg , Germany: 350 published articles; Honorary Fellow - British Royal College of Pathologists; former Head of the German study group for Multiple Myeloma and Board Member of the European Bone Marrow and Blood Stem Cell Transplantation Society • Franco Aversa, SAB Candidate* Director of Bone Marrow Transplantation at the University of Parma, Italy: 150 published articles; award winning researcher and clinician had fellowships at Memorial Sloan Kettering Cancer Center in New York and the Weizmann Institute of Science * Candidate to join Cell Source Scientific Advisory Board; potential site for conducting clinical trials Leadership Team Ticker: CLCS

• Clinical - First human data on Megadose Drug Combination - Submission of human Veto Cell protocols for approval • Financial - $5+ million bridge funding round currently underway - Planned $20+ million secondary financing and stock uplist • Preclinical and academic - Publication of proof - of - concept on Megadose Drug Combination including human data - Completion of proof - of - concept for organ repair platform in mouse model * Estimated timing and amounts, actual result may vary Overview Timeline* 2015 Ticker: CLCS

• State - of - the - art patent and patent - pending technologies in the field of Immunotherapies and Transplantation from one of world’s top scientific institutions • A publically traded and undervalued immunotherapy company, with the potential to meet or surpass clinical results of immunotherapy market leaders whose valuations are currently orders of magnitude higher than CLCS • Multiple technology platforms provide diversification • First product already approved* for human trials • Significant market for technologies: – $1.3 Billion: U.S. bone marrow transplant market in 2011 – $18.7 Billion: Global market for blood cancer drugs in 2012 – $38.8 Billion: Global artificial organ and bionics market by 2020 Investment Highlights Ticker: CLCS * Physician sponsored study on compassionate grounds

Follow Up Information Itamar Shimrat CEO Cell Source Ticker: CLCS info@cell - source.com © Copyright Cell Source, Inc. – All Rights Reserved.